EXHIBIT 23(d)2(12)

                                     FORM OF
                              SUBADVISORY AGREEMENT

                          THE PHOENIX EDGE SERIES FUND

               Phoenix-S&P Dynamic Asset Allocation Series: Moderate Phoenix-S&P Dynamic Asset Allocation Series: Moderate Growth Phoenix-S&P Dynamic Asset Allocation Series: Growth Phoenix-S&P Dynamic Asset Allocation Series: Aggressive Growth

                                     FORM OF
                              SUBADVISORY AGREEMENT

                          THE PHOENIX EDGE SERIES FUND

               Phoenix-S&P Dynamic Asset Allocation Series: Moderate Phoenix-S&P Dynamic Asset Allocation Series: Moderate Growth Phoenix-S&P Dynamic Asset Allocation Series: Growth Phoenix-S&P Dynamic Asset Allocation Series: Aggressive Growth

Standard & Poor's Investment Advisory Services LLC
55 Water Street
New York, New York 10041
Attn: Thomas F. Gizicki, President



                  AGREEMENT dated as of ________________ (the "Effective Date") by and between Phoenix Investment Counsel, Inc. (the "Advisor"), a corporation organized under the laws of the Commonwealth of Massachusetts, and Standard & Poor's Investment Advisory Services LLC (the "Subadvisor"), a limited liability company organized under the laws of the State of Delaware.

                  WHEREAS, The Phoenix Edge Series Fund (the "Fund") is a diversified open-end investment company of the series type registered under the Investment Company Act of 1940, as amended, (the "1940 Act"); and

                  WHEREAS, the shares of the Fund may be offered in one or more separate series, including the Phoenix-S&P Dynamic Asset Allocation Series:
Moderate, Phoenix-S&P Dynamic Asset Allocation Series: Moderate Growth, Phoenix-S&P Dynamic Asset Allocation Series: Growth and Phoenix-S&P Dynamic Asset Allocation Series: Aggressive Growth (collectively, the "Designated Series"); and

                  WHEREAS, the Advisor has entered into an Investment Advisory Agreement ("Advisory Agreement") with the Fund pursuant to which the Advisor acts as investment advisor to the Fund on behalf of one or more separate series of the Fund, including the Designated Series; and

                  WHEREAS, pursuant to the Advisory Agreement, the Advisor renders certain investment advisory services to the Fund on behalf of the Designated Series, including providing general oversight of the Designated Series, and evaluating, recommending and monitoring one or more registered investment advisors to serve as subadvisor to the Designated Series; and

                  WHEREAS, the Advisor desires, with the approval of the Board of Trustees of the Fund (the "Trustees"), to retain the Subadvisor to furnish investment recommendations to the Advisor for the Designated Series; and

                  WHEREAS, the Advisor has agreed to perform the services of investment advisor to the Fund, the assets of which will be principally invested in exchange-traded funds the shares of which are traded on one or more U.S. securities exchanges ("ETFs");

                  WHEREAS, pursuant to its agreements with the Fund, the Advisor has, or will have, full discretion, subject to the Fund's stated fundamental investment policies and objectives, with respect to the investment of the assets of the Fund and with respect to certain related matters;

                  WHEREAS, the Subadvisor is willing to furnish such services on the terms and conditions hereinafter set forth;

                  NOW THEREFORE, the Advisor and the Subadvisor agree as follows:

1. Employment as a Subadvisor. The Advisor, being duly authorized, hereby appoints the Subadvisor to serve as subadvisor with regard to the assets of the Designated Series (the "Assets"), subject to the terms and conditions set forth in this Agreement.

2. Acceptance of Employment; Standard of Performance. The Subadvisor accepts its engagement as a subadvisor of the Designated Series and agrees to use its best professional judgment to make investment recommendations and provide related services for the Designated Series in accordance with the terms and conditions set forth in this Agreement and as set forth in Schedule B attached hereto and made a part hereof.

         (a) The Subadvisor shall send or make available appropriate representatives to/for regular or special meetings of the Fund as may be reasonably requested from time to time by the Advisor;

         (b) The Subadvisor shall provide appropriate representatives to attend meetings requested by the Advisor at such time(s) and location(s) as are reasonably requested by the Advisor;

         (c) It will be the responsibility of the Advisor to accept, reject, or modify the Subadvisor's buy and sell recommendations for the Designated Series, calculate, arrange and execute purchases and redemptions of the appropriate number of underlying fund shares to effect the recommendations it accepts from the Subadvisor, execute all portfolio transactions for the Designated Series, direct all incoming cash, and provide all required financial reporting; and

         (d) The Subadvisor will report regularly to the Advisor and Board of Trustees and will review with representatives of the Advisor and the Board of Trustees at reasonable times the management of the Designated Series, including, without limitation, review of the general investment strategies of the Designated Series, the performance of the Designated Series in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Advisor.

         (e) If applicable, the Subadvisor will vote proxies received in connection with securities held by the Fund consistent with its fiduciary duties hereunder.

3. Management. Subject always to the supervision of the Fund's Board of Trustees and the Advisor, the Subadvisor will make investment recommendations for the Designated Series. In the performance of its duties, the Subadvisor will satisfy its fiduciary duties to the Designated Series (as set forth below) will monitor the Designated Series's investments, and will comply with the stated investment objectives, policies and restrictions of the Designated Series. The Subadvisor and the Advisor agree that the Subadvisor will not have investment discretion. The Subadvisor and the Advisor each will make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Designated Series and to consult with each other regarding the investment affairs of the Designated Series. The Subadvisor will report to the Board of Trustees and to the Advisor with respect to the investment recommendations. The Subadvisor is responsible for compliance with the provisions of Section 817(h) of the Internal Revenue Code of 1986 as amended, applicable to the Designated Series; provided, however, that the Subadvisor shall not be responsible where the non-compliance of the fund with Section 817(h) of the Internal Revenue Code of 1986, as amended, is directly caused by the failure of a registered investment company in which the Designated Series invests to comply with such Section.

4. Exclusivity. The parties acknowledge and agree that, the services of the Subadvisor hereunder are not deemed exclusive and that accordingly, the Subadvisor may render services to others so long as those services do not in any material manner impair the ability of the Subadvisor to perform its duties and obligations pursuant to this Agreement.

5. Activities of the Subadvisor. The Advisor and the Fund recognize that the Subadvisor and its affiliates, officers, directors and employees may have investments of their own, may be acting as investment advisor or manager for others and may be providing research and analytical support for others, all in the normal course of their business. The Advisor also recognizes that the Subadvisor and its affiliates, officers, directors and employees may be or become associated with other investment entities and engage in investment management and research and analytical services for others in the future. Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the right of the Subadvisor and its affiliates, officers, directors and employees to engage in, or to devote time and attention to the management of or the provision of research and other services to any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association. The Advisor and the Fund acknowledge that the Subadvisor and its affiliates, officers, directors and employees and other clients may hold substantial positions in the ETFs that are owned by the Designated Series and that the Subadvisor may on occasion give advice or take action with respect to those positions or clients that differs from the advice and information given to the Advisor. The Advisor further acknowledges that Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and an affiliated business of the Subadvisor ("S&P"), has a financial interest in certain ETFs that are based on S&P's proprietary indices by virtue of licensing relationships between S&P and the sponsor of the ETF that result in the payment of licensing fees to

         S&P that are based, in whole or in part, on the assets under managementin the ETF. The Advisor agrees to disclose the foregoing to investors and prospective investors in the Fund and that its indemnification obligations to the Subadvisor hereunder extend, without limitation, to any third party claim, action or proceeding against the Subadvisor that is based on an allegation that the Subadvisor's judgment in performing its services to the Advisor hereunder was affected by S&P's financial interest in certain ETFs that the Subadvisor recommended.

6. Expenses. During the term of this Agreement, the Subadvisor shall bear all expenses incurred by it in connection with providing its services hereunder. Without limiting the foregoing, the parties acknowledge and agree that the Subadvisor shall furnish at its own expense, or pay the expenses of the Advisor, for the following items:

         (a) Office facilities, including office space, furniture and equipment utilized by the Subadvisor's employees in the fulfillment of its duties and obligations under this Agreement; and

         (b) Personnel and services necessary to perform the functions required to fulfill the duties and obligations of the Subadvisor hereunder.

7. Fees for Services. The compensation of the Subadvisor for its services under this Agreement shall be calculated and paid by the Advisor in accordance with the attached Schedule A. Pursuant to the Advisory Agreement between the Fund and the Advisor, the Advisor shall be solely responsible for the payment of fees to the Subadvisor.

8. Limitation of Liability. The Subadvisor shall not be liable for any action taken, omitted or suffered to be taken by it in its best professional judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with specific directions or instructions from the Fund, so long as such acts or omissions shall not have constituted a breach of the investment objectives, policies and restrictions applicable to the Designated Series and such acts or omissions shall not have resulted from the Subadvisor's willful misfeasance, bad faith, reckless disregard or gross negligence, a violation of the standard of care established by and applicable to the Subadvisor in its actions under this Agreement or a breach of its duty or of its obligations hereunder (provided further, however, that the foregoing shall not be construed to protect the Subadvisor from liability under the 1940 Act, other federal or state securities laws or common law).

9.       Indemnification.

         (a) The Advisor agrees to indemnify and hold harmless the Subadvisor, its officers and directors, and any person who "controls" the Subadvisor, within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), from and against any and all direct or indirect liabilities, losses or damages (including reasonable attorneys' fees) suffered by Subadvisor resulting from (i) the Advisor's breach of any provision of this Agreement, (ii) willful misfeasance, bad faith, reckless disregard or gross negligence on the part of the Advisor or any of its officers, directors or employees in or relating to the performance of theAdvisor's duties and obligations under this Agreement or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus relating to the Designated Series or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made by the Fund other than in reliance upon written information furnished by the Subadvisor or any affiliated person of the Subadvisor, expressly for use therein or other than upon verbal information confirmed by the Subadvisor in writing expressly for use therein.

                  In no case shall the Advisor's indemnity in favor of the Subadvisor or any affiliated person or controlling person of the Subadvisor, or any other provision of this Agreement, be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         (b) The Subadvisor agrees to indemnify and hold harmless the Advisor, its officers and directors, and any person who "controls" the Advisor, within the meaning of Section 15 of the 1933 Act, from and against any and all direct or indirect liabilities, losses or damages (including reasonable attorneys' fees) suffered by Advisor resulting from (i) the Subadvisor's breach of its duties under this Agreement, (ii) willful misfeasance, bad faith, reckless disregard or gross negligence on the part of the Subadvisor or any of its officers, directors or employees in the performance of the Subadvisor's duties and obligations under this Agreement or
                  (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus relating to the Designated Series or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon written information furnished by the Subadvisor to the Advisor, the Fund or any affiliated person of the Advisor or the Fund expressly for use in the Fund's registration statement, or upon verbal information confirmed by the Subadvisor in writing expressly for use in the Fund's registration statement.

                  In no case shall the Subadvisor's indemnity in favor of the Advisor or any affiliated person or controlling person of the Advisor, or any other provision of this Agreement, be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         (c) No party shall be obligated under this Section 9 to make any payment in respect of a settlement, compromise of claim, entry of judgment of any pending or threatened claim to which such party has not consented, such consent not to be unreasonably withheld or delayed.

         (d) Promptly after receipt of notice of any claim or complaint or the commencement of any action or proceeding with respect to which the Advisor or the Subadvisor is entitled to seek indemnification hereunder, the indemnified party will notify the indemnifying party in writing of such claim or complaint or of the commencement of such action or proceeding. If the indemnifying party so elects, the indemnifying party will assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of fees and disbursements of such counsel, and the indemnifying party will not thereafter be liable to the indemnified party for any additional expenses. In the event, however, such counsel has a conflict of interest or if the indemnifying party fails to employ counsel reasonably satisfactory to the indemnified party in either case in a timely manner, then the indemnified party may employ separate counsel to represent or defend it in any such action or proceeding and the indemnifying party will pay the reasonable fees and disbursements of such counsel. In any action or proceeding the defense of which the indemnifying party assumes, the indemnified party will have the right to participate in such litigation and retain counsel at its own expense.

10. Insurance. The Subadvisor shall, during the term of this Agreement, at its own expense, maintain liability and errors and omissions insurance coverage in an amount deemed reasonable by the Trustees of the Fund.

11. No Personal Liability. Reference is hereby made to the Declaration of Trust, a copy of which has been filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter so filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law. The name The Phoenix Edge Series Fund refers to the Trustees under said Declaration of Trust, as amended, as Trustees and not personally, and no Trustee, shareholder, officer, agent or employee of the Fund shall be held to any personal liability in connection with the affairs of the Fund; only the Fund estate under said Declaration of Fund is liable. Without limiting the generality of the foregoing, neither the Subadvisor nor any of its officers, directors, partners, shareholders or employees shall, under any circumstances, have recourse or cause or willingly permit recourse to be had directly or indirectly to any personal, statutory, or other liability of any shareholder, Trustee, officer, agent or employee of the Fund or of any successor of the Fund, whether such liability now exists or is hereafter incurred for claims against the Fund estate other than by reason of such person's own willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of his or its reckless disregard of its obligations and duties to the Fund and the Designated Series.

12. Confidentiality. Subject to the duty of the Advisor or the Subadvisor to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Designated Series and the actions of the Subadvisor and the Fund in respect thereof. It is understood that any information or recommendation supplied by the Subadvisor in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Advisor, the Fund or such persons as the Advisor may designate in connection with the Designated Series who have agreed to maintain the confidentiality of all such information. It is also understood that any information supplied to the Subadvisor in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of investments which, on a temporary basis, may not be bought or sold for the Designated Series, is to be regarded as confidential and for use only by the Subadvisor in connection with its obligation to provide investment advice to the Designated Series. The parties acknowledge and agree that all nonpublic personal information with regard to shareholders in the Designated Series shall be deemed proprietary information of the Advisor, and that the Subadvisor shall use that information solely in the performance of its duties and obligations under this Agreement and shall takes reasonable steps to safeguard the confidentiality of that information. Further, the Advisor and the Subadvisor shall maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of their responsibilities pursuant to this Agreement. The term "proprietary information" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by the recipient; (ii) was within the recipient's possession before it was furnished to the recipient by or on behalf of the disclosing party pursuant hereto, provided that the source of such information was not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the disclosing party or any other party with respect to such information.

13. Assignment. This Agreement shall terminate automatically in the event of its "assignment," as that term is defined in Section 2(a)(4) of the 1940 Act and Rule 2a-6 thereunder. The Subadvisor shall provide the Advisor with reasonable advance written notice of any proposed change of "control," as defined in Section 2(a)(9) of the 1940 Act, as will enable the Advisor to consider whether an assignment as defined in
         Section 2(a)(4) of the 1940 Act will occur and to take the steps it deems necessary.

14. Representations, Warranties and Agreements of the Subadvisor. The Subadvisor represents, warrants and agrees that:

                  (a) It is registered as an "investment adviser" under the Investment Advisers Act of 1940 ("Advisers Act") and will maintain such status so long as this Agreement remains in effect.

                  (b) It shall comply with any other applicable federal or state requirements, and the applicable requirements of any regulatory or self-regulatory agency, necessary to be met for its performance of the services contemplated by this Agreement so long as this Agreement remains in effect.

                  (c) It is not prohibited by the 1940 Act, the Advisers Act or other applicable federal or state law from performing the services contemplated by this Agreement.

                  (d) It is duly organized and validly existing under the laws of the State in which it was organized with the power to own and possess its assets and carry on its business as it is now being conducted.

                  (e) It has the power and has taken all necessary action, and has obtained all necessary licenses, authorizations and approvals, to execute this Agreement, which Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, to enter into and perform the services contemplated by this Agreement; and the execution, delivery and performance by it of this Agreement does not contravene or constitute a default under any agreement binding upon it.

                  (f) It will promptly notify the Advisor of the occurrence of any event that would disqualify it from serving as an investment advisor to an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

                  (g) It has a written code of ethics complying with the requirements of Rule 17j-l under the 1940 Act and Rule 204A-1 of the Advisers Act and will provide the Advisor with a copy of the code of ethics and evidence of its adoption. The Subadvisor acknowledges receipt of the written code of ethics adopted by and on behalf of the Fund (the "Code of Ethics"). It will not be subject to the Code of Ethics during the term of this Agreement so long as its code of ethics complies with applicable regulatory requirements and has been approved by the Trustees. Within 10 days of the end of each calendar quarter while this Agreement is in effect, a duly authorized compliance officer of the Subadvisor shall certify to the Fund and to the Advisor that the Subadvisor has complied with the requirements of Rules 17j-l and 204A-1 of the Advisers Act during the previous calendar quarter and that there has been no violation of its code of ethics, or the Code of Ethics, as the case may be, or if such a violation has occurred, that appropriate action was taken in response to such violation. The Subadvisor shall permit the Fund and the Advisor to examine the reports made by the Subadvisor under Rule 17j-l(c)(1) and all other records relevant to the Subadvisor's code of ethics as may be reasonably requested by the Advisor or Trustees from time to time (or as required by law.)

                  (h) It will use all necessary efforts to manage the Designated Series so that it will satisfy the diversification and minimum "good income" requirements of Subchapter M and the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended.

                  (i) It has furnished a true and complete copy of its registration statement as filed with the Securities and Exchange Commission (the "Commission") on Form ADV to the Advisor and will furnish promptly such updated copies of its registration statement or amendments thereto as are filed with the Commission from time to time.

                  (j) It will furnish to the Advisor true and complete copies of reports or other documents as may be reasonably requested by the Advisor in connection with the performance of the Subadvisor's duties and obligations under this Agreement.

                  (k) It will furnish or otherwise make available to the Advisor such other information relating to the business affairs of the Subadvisor or the management of the Designated Series as the Advisor at any time, or from time to time, reasonably requests in connection with the Advisor's or Subadvisor's performance of its respective obligations hereunder; subject, however, to the Subadvisor's right to retain all such records as the

         Subadvisor is required to maintain under the Advisers Act and the rules and regulations promulgated thereunder; provided, further, that the Fund and the Advisor shall be entitled to make and maintain copies of any records so retained by the Subadvisor.

                  (l) The Subadvisor hereby warrants and represents that it will provide the requisite certifications requested by the chief executive officer and chief financial officer of the Fund necessary for those named officers to fulfill their reporting and certification obligations on Form N-CSR as required under the Sarbanes-Oxley Act of 2002 in the form presented in Schedule C attached hereto and made a part hereof.

                  (m) It has adopted and implemented, and throughout the term of this Agreement shall maintain in effect and implement, policies and procedures reasonably designed to prevent, detect and correct violations by the Subadvisor and its supervised persons, and, to the extent the activities of the Subadvisor in respect to the Fund could affect the Fund, by the Fund, of "federal securities laws" (as defined in Rule 38a-1 under the Act), and that the Subadvisor has provided the Fund with true and complete copies of its policies and procedures (or summaries thereof) and related information requested by the Fund. The Subadvisor agrees to cooperate with periodic reviews by the Fund's compliance personnel of the Subadvisor's policies and procedures, their operation and implementation and other compliance matters and to provide to the Fund from time to time such additional information and certifications in respect of the Subadvisor's policies and procedures, compliance by the Subadvisor with federal securities laws and related matters and the Fund's compliance personnel may reasonably request. The Subadvisor agrees to promptly notify the Advisor of any material compliance violations that affect the Designated Series.

                  (n) It will provide the requisite certifications required under the Designated Series procedures related to their Order for Exemption from Section 17(a) and 12(d) of the 1940 Act, as set forth in Schedule D.

15. Representations, Warranties and Agreements of the Advisor. The Advisor represents, warrants and agrees that:

                  (a) It is registered as an "investment adviser" under the Advisers Act.

                  (b) It shall continue to meet any other applicable federal or state requirements, or the applicable requirements of any regulatory or self-regulatory agency, necessary to be met for its performance of the services contemplated by this Agreement so long as this Agreement remains in effect.

                  (c) It is not prohibited by the 1940 Act, the Advisers Act or other applicable federal or state law from performing the services contemplated by this Agreement.

                  (d) It is duly organized and validly existing under the laws of the State in which it was organized with the power to own and possess its assets and carry on its business as it is now being conducted.

                  (e) It has the power and has taken all necessary action, and has obtained all necessary licenses, authorizations and approvals, to execute this Agreement, which Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, to enter into and perform the services contemplated by this Agreement; and the execution, delivery and performance by it of this Agreement does not contravene or constitute a default under any agreement binding upon it.

                  (f) It has delivered, or will before the effective date of this Agreement deliver, to the Subadvisor true and complete copies of
         (i) the Prospectus, (ii) the Declaration of Trust, as amended, and
         (iii) any other documents or instruments governing the investments and investment policies and practices of the Designated Series applicable to the Subadvisor's duties and obligations hereunder, and during the term of this Agreement will promptly deliver to the Subadvisor true and complete copies of all documents and instruments supplementing, amending, or otherwise becoming such documents or instruments before or at the time they become effective.

                  (g) It will furnish or otherwise make available to the Subadvisor such other information relating to the business affairs of the Fund as the Subadvisor at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

16. Representations, Warranties and Agreements of the Fund. By their approval of this Agreement the Trustees represent, warrant and agree that:

                  (a) The Fund is not prohibited by the 1940 Act or other applicable federal or state law from performing its obligations under this Agreement.

                  (b) The Fund is duly organized and validly existing under the laws of the State in which it was organized with the power to own and possess its assets and carry on its business as it is now being conducted.

                  (c) The Fund has taken all necessary action, and has obtained all necessary licenses, authorizations and approvals, to permit the Fund to enter into this Agreement, which Agreement constitutes the Fund's legal, valid and binding obligation, enforceable in accordance with its terms; and the execution, delivery and performance by the Fund of this Agreement does not contravene or constitute a default under any agreement binding upon the Fund.

17. Reports. The Subadvisor shall provide the Advisor and the Trustees such periodic and special reports as the Advisor may reasonably request. The Subadvisor agrees that such records are the property of the Fund, and shall be made reasonably available for inspections, and by the Fund or by the Advisor as agent of the Fund, and promptly upon request surrendered to either. Without limiting the generality of the foregoing, the parties agree and acknowledge that the Subadvisor shall provide the following items:

                  (a) Quarterly reports, in form and substance acceptable to the Advisor, including but not limited to reports with respect to: (i) compliance with the Subadvisor's code of ethics; (ii) diversification of Designated Series assets in accordance with the then governing laws and prevailing Prospectus pertaining to the Designated Series; and
         (iii)
         any and all other reports reasonably requested in accordance with or described in this Agreement.

                  (b) Annual or other periodic reports, in form and substance acceptable to the Advisor, including but not limited reports with respect to: (i) analyses of Designated Series performance; (ii) disclosure related to the investment advice provided by the Subadvisor with respect to the Designated Series and the Subadvisor as may be contained in the Prospectus or marketing materials as amended, supplemented or otherwise updated from time to time; (iii) compliance with the Subadvisor's code of ethics pursuant to Rule 17j-1; and (iv) such compliance certifications as may be reasonably requested.

                  (c) The parties acknowledge and agree that the Subadvisor is authorized to supply the Fund's independent registered public accounting firm, or any successor accountant for the Fund, any information that they may request in connection with the Fund.

                  (d) In addition, the Subadvisor shall immediately notify and forward to both the Advisor and any legal counsel for the Designated Series whose identity has been provided to the Subadvisor any legal process served upon it on behalf of the Advisor or the Fund. The Subadvisor shall promptly notify the Advisor of any changes in any information concerning the Subadvisor of which the Subadvisor becomes aware that is or would be required to be disclosed in the Fund's registration statement.

18. Amendment. This Agreement may be amended at any time, but only by written agreement between the Subadvisor and the Advisor, which amendment, other than amendments to Schedule A, B, C, or D is subject to the approval of the Trustees and the Shareholders of the Designated Series as and to the extent required by the 1940 Act.

19. Effective Date; Term. This Agreement shall become effective on the date set forth on the first page of this Agreement. Unless terminated as hereinafter provided, this Agreement shall remain in full force and effect until November 30, 2007, and thereafter only so long as its continuance has been specifically approved at least annually in accordance with Sections 15(a) and (c) of the 1940 Act and the Rules promulgated thereunder.

20. Notices. Except as otherwise provided in this Agreement, all notices or other communications required of or permitted to be given hereunder shall be in writing and shall be delivered or sent by (i) confirmed facsimile, (ii) registered, certified or overnight mail, or (iii) a nationally recognized overnight courier, to the following addresses or to such other address as the relevant addressee shall hereafter provide for such purpose to the other by notice in writing and shall be deemed to have been given at the time of delivery.

         If to the Advisor:                  PHOENIX INVESTMENT COUNSEL INC.
                                             One American Row
                                             Hartford, Connecticut
                                             Attn: Doreen A. Bonner
                                             Telephone: (860) 403-5456
                                             Facsimile: (860) 403-7696
                                             Email:  Doreen.Bonner@phoenixwm.com

         If to the Subadvisor:               STANDARD & POOR'S INVESTMENT
                                             ADVISORY SERVICES LLC
                                             55 Water Street
                                             New York, New York 10041
                                             Attn: Thomas F. Gizicki, President
                                             Telephone: (   )
                                             Facsimile: (   )
                                             Email:


21. Termination. This Agreement shall terminate immediately in the event of its assignment, as specified above in Section 13 of this Agreement. This Agreement may be terminated by either party, without penalty, immediately upon written notice to the other party in the event of a breach of any provision thereof by the party so notified, or otherwise, by the Advisor, Subadvisor, Board of Trustees of the Fund or vote of a majority of the outstanding voting securities of the Designated Series upon sixty (60) days' written notice to the other party. Notwithstanding such termination, any liability of a party to any other party under this Agreement shall survive and remain in full force and effect with respect to any claim or matter on which any party has given written notice to any other party prior to termination and until such liability has been finally settled.

22. Applicable Law. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

23. Severability. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

24. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.

25. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

                           (signature page to follow)

                                           STANDARD & POOR'S INVESTMENT
                                              ADVISORY SERVICES LLC


                                           By:_____________________________
                                           Name:    Thomas F. Gizicki
                                           Title:   President


                                           PHOENIX INVESTMENT COUNSEL, INC.


                                           By:______________________________
                                           Name:    John H. Beers
                                           Title:   Vice President and Clerk


ACCEPTED:

THE PHOENIX EDGE SERIES FUND


By:_________________________________
Name:    Gina C. O'Connell
Title:   Senior Vice President




SCHEDULES:  A.  Fee Schedule
            B.  Subadvisor Functions
            C.  Form of Sub-Certification
            D.  Form of Fund of Funds Compliance Procedure

                                   SCHEDULE A
                                   ----------

                                 SUBADVISORY FEE


For services provided to the Fund, the Advisor will pay to the Subadvisor, on an annual basis, the annual rate stated below applied against the net assets of each Designated Series (the "Annual Fee"), less any amounts received by the Subadvisor or any affiliated person of the Subadvisor with respect to licensing fees received from any ETF or ETF sponsor attributable to investments of the Designated Series in an ETF. The fees shall be prorated for any month during which this Agreement is in effect for only a portion of the month during which the Subadvisory Agreement is in effect. In computing the Annual Fee to be paid to the Subadvisor, the net asset value of the Fund of each Designated Series shall be valued as set forth in the then current registration statement of the Fund, payable on or before the 10th day of each month, payable in arrears. The Annual Fee that has been paid on a monthly basis will be adjusted to the actual Annual Fee, once annually within 15 business days of the close of the calendar quarter.


Phoenix -S&P Dynamic Asset Allocation
Series: Moderate                            0.12%


Phoenix -S&P Dynamic Asset Allocation
Series: Moderate Growth                     0.12%


Phoenix -S&P Dynamic Asset Allocation
Series: Growth                              0.12%


Phoenix -S&P Dynamic Asset Allocation
Series: Aggressive Growth                   0.12%


The fee to be paid to the Subadvisor will be calculated based on the average daily net assets of the Phoenix -S&P Dynamic Asset Allocation Series: Moderate, Phoenix -S&P Dynamic Asset Allocation Series: Moderate Growth, Phoenix -S&P Dynamic Asset Allocation Series: Growth, and the Phoenix S&P Dynamic Asset Allocation Series: Aggressive Growth, and individually, for the respective month, or shorter period during which the Subadvisory Agreement is in effect.

                                   SCHEDULE B
                                   ----------

                              SUBADVISOR FUNCTIONS


         With respect to managing the investment and reinvestment of the Designated Series' assets, the Subadvisor shall provide, at its own expense:

       (a) Investment recommendations for the Designated Series consistent with its investment objectives;

       (b) Quarterly reports, in form and substance acceptable to the Adviser, with respect to: (i) compliance with the Code of Ethics; (ii) any and all other reports reasonably requested in accordance with or described in this Agreement; and (iii) explanation of the investment recommendations for the Designated Series, including, without limitation, analysis of Designated Series performance;

       (c) Promptly after filing with the Securities and Exchange Commission an amendment to its Form ADV, a copy of such amendment to the Advisor and the Fund;

       (d) Attendance by appropriate representatives of the Subadvisor at meetings requested by the Adviser or Trustees at such time(s) and location(s) as reasonably requested by the Adviser or Trustees, such meetings being expected to occur annually; and

       (e) Notice to the Trust and the Advisor of the occurrence of any event which would disqualify the Subadvisor from serving as an investment adviser to an investment company pursuant to
                  Section 9(a) of the 1940 Act or otherwise.

                                   SCHEDULE C
                                   ----------

                            FORM OF SUB-CERTIFICATION


To:



Re:      Sub-Advisor's Form N-CSR Certification for The Phoenix Edge Series
Fund (the "Fund").

From:    Standard & Poor's Investment Advisory Services LLC



Representations in support of Investment Company Act Rule 30b1-5 certifications of Form N-CSR (collectively, the "Series).

                Phoenix-S&P Dynamic Asset Allocation Series: Moderate Phoenix-S&P Dynamic Asset Allocation Series: Moderate Growth Phoenix-S&P Dynamic Asset Allocation Series: Growth Phoenix-S&P Dynamic Asset Allocation Series: Aggressive Growth


Our organization has:

         a. Designed such internal controls and procedures to ensure that material information is made known to the appropriate groups responsible for servicing the above-mentioned Series.

         b. Evaluated the effectiveness of our internal controls and procedures, as of a date within 90 days prior to the date of this certification and we have concluded that such controls and procedures are effective.

         c. In addition, to the best of my knowledge there has been no fraud, whether, or not material, that involves our organization's management or other employees who have a significant role in our organization's control and procedures as they relate to our duties as subadvisor to the Series.



I have disclosed, based on my most recent evaluation, to the Fund's Treasurer or Assistant Treasurer:



         a. All significant changes, deficiencies and material weakness, if any, in the design or operation of the advisor's internal controls and procedures which could adversely affect the Registrant's or Fund's ability to record, process, summarize and report financial data in a timely fashion; and

         b. Any fraud, whether or not material, that involves the subadvisor's management or other employees who have significant role in the sub-advisor's internal controls and procedures for financial reporting.



I certify that to the best of my knowledge:



         a. The Portfolio Manager (or whoever at S&P establishes or recommends investment advice, holdings, allocations or strategies to the Series') has complied with the restrictions and reporting requirements of the Code of Ethics as specified in the subadvisory agreement for the Fund (the "Code"). The term Portfolio Manager is as defined in the Code.

         b. The subadvisor has complied with the prospectus and SAI of the Fund and the Policies and Procedures of the Fund as adopted by the Board of Trustees.

         c. I have no knowledge of any compliance violations except as disclosed in writing to the Phoenix Compliance Department by me or by the subadvisor's compliance administrator.

         d. The subadvisor has complied with the rules and regulations of the 33 Act and 40 Act, and such other regulations as may apply to the extent those rules and regulations pertain to the responsibilities of the subadvisor with respect to the Fund as outlined above.



This certification relates solely to the Fund named above and may not be relied upon by any other Fund or entity.



The subadvisor does not maintain the official books and records of the above Fund. The subadvisor's records are based on its own portfolio management system, a record-keeping system that is not intended to service as the Fund's official accounting system. The subadvisor is not responsible for the preparation of the Report.



The Subadvisor makes recommendations to the Advisor and the Advisor accepts, rejects, or modifies the Subadvisors recommendations.



BY:__________________________________________________

NAME:__[Name of Authorized Signer]___________________

TITLE:_______________________________________________

DATE:________________________________________________

                                   SCHEDULE D

                   THE PHOENIX EDGE SERIES FUND (THE "TRUST")

                   FORM OF FUND OF FUNDS COMPLIANCE PROCEDURES

         1. Phoenix Investment Counsel (the "Manager"), the Manager's affiliates, the funds of funds (the "Funds"), and any other funds or separate accounts advised or sponsored by the Manager or its affiliates (the "Group") may not purchase shares of an unaffiliated underlying fund ("Unaffiliated Fund") if as a result of such purchase the members of the Group (either individually or in the aggregate) would own 25% or more of such fund's shares. Similarly, the Fund's subadviser, Standard & Poor's Investment Advisory Services (the "Sub-Adviser"), the Sub-Adviser's affiliates, and any funds or other investment companies advised by the Sub-Adviser or its affiliates (the "Sub-Adviser Group") may not purchase shares of an Unaffiliated Fund if as a result of such purchase the members of the Sub-Adviser Group (either individually or in the aggregate) would own 25% or more of such fund's shares. The Manager shall monitor the Funds' purchases to ensure no such purchases are made. In addition, the Manager shall periodically monitor the Funds' investments in Unaffiliated Funds to ensure that if as a result of a decrease in the outstanding voting securities of an Unaffiliated Fund, the Group or the Sub-Adviser Group, each in the aggregate, becomes a holder of more than 25% of the outstanding voting securities of the Unaffiliated Fund, the voting requirements imposed by the conditions set forth at Exhibit B are followed.

         2. The Manager and Sub-Adviser may not cause any existing or potential investment by a Fund in an Unaffiliated Fund to influence the terms of any services or transactions between the Fund or a Fund affiliate ("Fund Affiliate") and the Unaffiliated Fund or an Unaffiliated Fund affiliate ("Unaffiliated Fund Affiliate"). The Manager shall monitor to ensure and certify quarterly to the Board that the Manager has not caused any existing or potential investment by a Fund in an Unaffiliated Fund to influence the terms of any services or transactions between the Fund or a Fund Affiliate and the Unaffiliated Fund or an Unaffiliated Fund Affiliate. The Sub-Adviser shall monitor to ensure and certify quarterly to the Board that the Sub-Adviser has not caused any existing or potential investment by a Fund in an Unaffiliated Fund to influence the terms of any services or transactions between the Fund or a Fund Affiliate and the Unaffiliated Fund or an Unaffiliated Fund Affiliate.

         3. The Manager and the Sub-Adviser shall conduct the investment program of the Funds without taking into account any consideration received by a Fund or a Fund Affiliate from an Unaffiliated Fund or an Unaffiliated Fund Affiliate in connection with any services or transactions. In this regard, no consideration of any type may be received by a Fund or a Fund Affiliate from an Unaffiliated Fund or Unaffiliated Fund Affiliate in connection with any services or transactions (including consideration received by Phoenix Life Insurance Company or any of its affiliated insurance companies or other Fund Affiliate from the investment adviser of an Unaffiliated Fund or other Unaffiliated Fund Affiliate for administrative, distribution or other services). Representatives of the Manager and Sub-Adviser shall monitor to ensure, and the Manager shall certify quarterly to the Board, that no such prohibited consideration has been received.

         4. Certain conditions of the Funds' exemptive relief and the exemptive relief of the Unaffiliated Funds are operative only if an Unaffiliated Fund purchases securities in an "Affiliated Underwriting." As of the date of these procedures, neither the Funds, the Manager, nor any affiliate of the Manager act as principal underwriters in offerings of securities in which an Unaffiliated Fund would purchase securities. Representatives of the Manager shall also confirm that as of the date of these procedures neither the Sub-Adviser nor any affiliate of the Sub-Adviser acts as principal underwriter in offerings of securities in which an Unaffiliated Fund would purchase securities. Additionally, representatives of the Manager shall annually confirm and certify to the Board that neither the Funds, the Manager, the Sub-Adviser, nor any of their affiliates act as principal underwriters in offerings of securities in which an Unaffiliated Fund would purchase securities. If the Manager is unable at any time to so confirm and certify to the Board, these compliance procedures shall be revised to include additional procedures to ensure compliance with the Unaffiliated Underwriting exemptive conditions.

         5.      A.      Before the Funds rely on the exemptive order of any
Unaffiliated Fund, the Trust and the Unaffiliated Fund shall execute an agreement stating, without limitation, that the Board, Manager and the Sub-Advisor understand the terms and conditions of the order and agree to fulfill their responsibilities under the order. The Trust and the Unaffiliated Fund shall maintain and preserve a copy of the order and the agreement for a period of not less than six years from the end of the fiscal year in which any investment occurred, the first two years in an easily accessible place.

                 B. When the Funds rely on their own exemptive order from the SEC, prior to any Fund investing in shares of an Unaffiliated Fund in excess of the limit set forth in Section 12(d)(1)(A)(i) of the Act (e.g., if the Fund owns more than 3 percent of the shares of the Unaffiliated Fund), the Trust and the Unaffiliated Fund shall execute an agreement stating, without limitation, that their boards of directors or trustees and their investment advisers understand the terms and conditions of the order and agree to fulfill their responsibilities under the order. At the time of its investment in shares of an Unaffiliated Fund in excess of the limit set forth in Section 12(d)(1)(A)(i), a Fund shall notify the Unaffiliated Fund of the investment. The Manager shall monitor each Fund's investments to determine if it is likely that a Fund will invest in an Unaffiliated Fund in excess of the limits of Section 12(d)(1)(A)(i).

         6. Before approving any advisory contract under Section 15 of the Act, the Board, including a majority of the Disinterested Trustees, shall find that the advisory fees charged under the advisory contract are based on services provided that are in addition to, rather than duplicative of, services provided under the advisory contract(s) of any Underlying Fund in which the Fund may invest. Such finding, and the basis upon which the finding was made, shall be recorded fully in the minute books of the Trust.

         7. The Manager shall waive fees otherwise payable to it by a Fund in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by an Unaffiliated Fund under Rule 12b-1 under the
Act) received from an Unaffiliated Fund by the Manager, or an affiliated person of the Manager, other than any advisory fees paid to the Manager or its affiliated person by the Unaffiliated Fund, in connection with the investment by the Fund in the Unaffiliated Fund. Likewise, the Sub-Adviser shall waive fees otherwise payable to the Sub-Adviser, directly or indirectly, by a Fund in an amount at least equal to any compensation received from an Unaffiliated Fund by the Sub-Adviser, or an affiliated person of the Sub-Adviser, other than any advisory fees paid to the Sub-Adviser or its affiliated person by the Unaffiliated Fund, in connection with the investment by the Fund in the Unaffiliated Fund made at the direction of the Sub-Adviser. In the event that the Sub-Adviser waives fees, the benefit of the waiver will be passed through to the Fund. The Manager shall certify to the Board annually that the requirements of this Paragraph 7 have been met.

         8. With respect to registered separate accounts that invest in a Fund, no sales load may be charged at the Fund level or at the Unaffiliated Fund level. Other sales charges and service fees, as defined in rule 2830 of the Conduct Rules of the NASD (generally, these fees refer to Rule 12b-1 fees and shareholder services fees), if any, may only be charged at the Fund level or at the Unaffiliated Fund level, not both. Because the Funds charge Rule 12b-1 fees, this effectively prohibits a Fund from investing in an Underlying Fund that charges Rule 12b-1 fees. With respect to other investments in a Fund (and at any time while the Funds are relying on the exemptive order of any Unaffiliated Fund, with respect to registered separate accounts that invest in the Fund), any sales charges and/or service fees charged with respect to shares of a Fund may not exceed the limits applicable to funds of funds set forth in rule 2830 of the Conduct Rules of the NASD. The Manager shall certify to the Board annually that the requirements of this Paragraph 8 have been met.